EXHIBIT 99

                         FORM 3 JOINT FILER INFORMATION



Name: Schafer Brothers LLC

Address: 598 Madison Avenue New York,  NY 10022

Designated Filer: O.S.S. Capital Management LP

Issuer and Ticker Symbol: Boulder Specialty Brands, Inc. (BDSBU)

Date of Event requiring statement: December 16, 2005





/s/  Oscar S. Schafer
---------------------
Signature

                         FORM 3 JOINT FILER INFORMATION



Name: Mr. Oscar S. Schafer

Address: 598 Madison Avenue New York,  NY 10022

Designated Filer: O.S.S. Capital Management LP

Issuer and Ticker Symbol: Boulder Specialty Brands, Inc. (BDSBU)

Date of Event requiring statement: December 16, 2005





/s/  Oscar S. Schafer
-----------------------
Signature